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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
                                          [ ] Confidential, for use of
[x] Definitive Proxy Statement                the Commission Only
[ ] Definitive Additional Materials           (as permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                               LEC TECHNOLOGIES INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
                                                                       ---------
    (2) Aggregate number of securities to which transaction applies:
                                                                    ------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                                             -----------------------------------
    (4) Proposed maximum aggregate value of transaction:
                                                        ------------------------
    (5) Total fee paid:
                       ---------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid: $
                                 -----------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
                                                     ---------------------------
    (3) Filing Party:
                     -----------------------------------------------------------
    (4) Date Filed:
                   -------------------------------------------------------------

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
                             LEC TECHNOLOGIES, INC.
                              6540 SOUTH PECOS ROAD
                                    SUITE 103
                             LAS VEGAS, NEVADA 89120
                               -------------------
                            NOTICE OF SPECIAL MEETING

                          TO BE HELD FEBRUARY 12, 1999


To all Stockholders of
LEC TECHNOLOGIES, INC.

    NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Special Meeting") of LEC TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held at its principal offices at 6540 South Pecos Road, Suite 103, Las Vegas, Nevada 89120 on February 12, 1999 at the hour of 10:30 a.m., Pacific Standard Time, for the following purposes:

    1. To authorize the issuance of 4,763,901 shares of Common Stock, par value $0.01, of the Company, to be delivered upon the conversion of the 6% Convertible Debentures of the Company;

    2. To approve an amendment to the Certificate of Incorporation changing the name of the Company to Golf Entertainment, Inc.; and

    3. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on January 28, 1999 are entitled to notice of and to vote at such meeting or any adjournments thereof.

    By order of the Board of Directors.



    Ronald G. Farrell,
    Chairman and Chief Executive Officer

Las Vegas, Nevada
January 29, 1999

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, ANY STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                             LEC TECHNOLOGIES, INC.
                              6540 SOUTH PECOS ROAD
                                    SUITE 103
                             LAS VEGAS, NEVADA 89120
                               -------------------
                           PROXY STATEMENT FOR SPECIAL
                             MEETING OF STOCKHOLDERS
                               -------------------


    The Board of Directors of LEC Technologies, Inc. (the "Company") presents this Proxy Statement to all Stockholders of the Company and solicits their proxies for the Special Meeting of Stockholders to be held on February 12, 1999 (the "Special Meeting"). All proxies duly executed and received will be voted on all matters presented at the Special Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the proposal to authorize the issuance of 4,763,901 shares of Common Stock, to be delivered upon the conversion of the 6% Convertible Debentures of the Company, and for the proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Golf Entertainment, Inc. The Board of Directors does not know of any other matter that may be brought before the Special Meeting. In the event that any other matter should come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. This Proxy Statement is being mailed on or about January 29, 1999.

    A total of 1,410,356 shares of Common Stock of the Company were outstanding as of January 28, 1999. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only Stockholders of record as of the close of business on January 28, 1999 will be entitled to vote at the Special Meeting or any adjournment or adjournments thereof.

    The affirmative vote by Stockholders holding a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposal to authorize the issuance of shares of Common Stock. The affirmative vote by a majority of the Shareholders voting is required to approve the proposal to amend the Company's Certificate of Incorporation. Shares represented by proxies that are marked "abstain" with respect to all matters and proxies that are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

    A list of stockholders entitled to vote at the Special Meeting will be available at the Company's offices, 6540 South Pecos Road, Suite 103, Las Vegas, Nevada 89120 for a period of ten days prior to the Special Meeting for examination by any stockholder and at the Special Meeting.

                   ACTIONS TO BE TAKEN AT THE SPECIAL MEETING

    PROPOSAL 1: AUTHORIZATION OF THE ISSUANCE OF 4,763,901 SHARES OF COMMON
STOCK

    At meetings of the Board of Directors held in November 1998, the Board of Directors appointed Ronald G. Farrell Chairman of the Board and Chief Executive Officer of the Company. The Board of Directors also authorized management to enter into an agreement with a company affiliated with Mr. Farrell, LEC Acquisition LLC, whereby LEC Acquisition LLC would purchase, for $70,829.70, 236,099 shares of the Company's Common Stock and a warrant entitling LEC Acquisition LLC, for a period of one year, to purchase 6% Convertible Debentures of the Company in the principal amount of $1,429,360 which will be convertible into 4,763,901 shares of Common Stock, subject to shareholder approval.

    The purpose of the appointment and the agreement was to examine strategic opportunities for the Company, including opportunities in the golf and leisure time industry. The Board of Directors also authorized management to engage an investment banking firm to advise it concerning strategic alternatives in connection with its computer businesses.

    Management and members of the Board of Directors, numbering seven people, owning 628,943 shares of Common Stock, are going to vote in favor of Proposal 1.

    LEC Acquisition LLC is a Georgia limited liability company which was formed for the purpose of acquiring the Company. The principal stockholder of LEC Acquisition LLC is Ronald G. Farrell. Mr. Farrell is the Chairman and President of R.G Farrell, Inc. and RGF Investments, Inc., both founded in 1985, which are engaged in financial consulting in connection with private placements, public offerings, venture capital transactions, leveraged buyout and rollup transactions.

    THE COMPANY'S PLANS IN THE GOLF AND LEISURE TIME INDUSTRY

    General

    The Company intends to focus principally on acquiring and consolidating the ownership of existing golf ranges and golf centers. The Company believes that the fragmented ownership of golf ranges and centers, currently characteristic of the industry in the United States, coupled with Mr. Farrell's extensive business experience in negotiating and financing acquisition opportunities, offer it an opportunity for growth. The Company intends to enhance these existing golf facilities by adding amenities and improving management and operating systems. The Company also will develop new golf recreational facilities, and may acquire other golf related businesses. The Company intends that its facilities will be centered around a driving range and will provide a variety of golf practice areas for pitching, putting, chipping and sand play. The Company intends that its facilities will be user-friendly for all levels of golfer and will appeal to the entire family. Each driving range will, generally, permit night play and limited year round use. Each facility will offer instructional programs for men, women and juniors, and will be staffed with professional instructors. Most facilities will include a clubhouse that will house a full line pro-shop, a snack bar, a miniature golf course(s) and batting cages. Where feasible, the Company intends that the facilities will include par-3 or executive-length (shorter than a regulation-length) golf courses. The Company's revenues will be derived from selling balls to be used on the driving range, charging for rounds of miniature golf, charging for the use of the batting cages, selling golf equipment, golf apparel and related accessories through the pro-shop, fees for instructional programs and from food and beverage sales. The Company will seek to realize economies of scale at its facilities through centralized management information systems, accounting, cash management and purchasing programs.

    The Company also may seek long-term management contracts to operate golf courses and golf related facilities.

    Business Strategy

    The Company's goal is to become a leading consolidator, owner and operator of golf related recreational facilities in the United States. The Company intends to accomplish this goal by focusing its activities principally on acquiring and consolidating the ownership of operating facilities that have the potential for revenue growth through the expansion and upgrading of those facilities to include better amenities, more efficient management and more effective marketing strategies. The Company also intends to develop new golf recreational facilities in attractive markets and may acquire other golf related businesses. The Company intends to employ a person with experience and knowledge in the business to be conducted by the Company who will serve as President of the Company with responsibility for the operations of the Company's business. Mr. Farrell, as Chairman and Chief Executive Officer of the Company, will focus his activities on raising additional equity capital, securing debt facilities for the Company, and identifying and negotiating acquisitions for the Company.

    CHARACTERISTICS OF THE COMMON STOCK BEING AUTHORIZED

    The Common Stock to be issued upon conversion of the 6% Convertible Debentures will have the same voting rights and other characteristics of the other Common Stock of the Company as set forth in the Company's Certificate of Incorporation.

    COMPENSATION OF DIRECTORS

    Each non-employee director of the Company is paid $1,000 per month. In addition, each director is entitled to participate in the Company's 1991 and 1993 Director Stock Option Plans and the 1994 Stock Option Plan, the 1996 Stock Option Plan and the 1997 Stock Option Plan. Issuances of options to directors under the 1991 and 1993 Director Stock Option Plans and the 1994 Stock Option Plan were determined by the Director Stock Option Plan Committee then in effect. The Company does not pay its directors any additional fees for committee participation.

    EXECUTIVE COMPENSATION

    The Company has entered into an employment agreement with Mr. Farrell as of January 1, 1999 (the "Agreement"). The Agreement stipulates that Mr. Farrell will serve as Chief Executive Officer of the Company for a five year term, commencing January 1, 1999, provided, however, that the Company may terminate the Agreement if, on December 31, 1999, (i) the Company has not sold its computer business, and (ii) the net tangible asset value of the golf and leisure assets of the Company do not equal more than fifty percent (50%) of the net tangible asset value of the Company as a whole. Otherwise the Agreement is only terminable by the Company for cause. The Agreement provides for compensation as follows:

    o Minimum base salary will be $240,000 for 1999 and will be increased by ten percent (10%) per year for the term of the agreement.

    o Bonus and Incentive Compensation: Five percent (5%) of operating income of the Company during the fiscal year.

    o Stock Options: The Company has granted Mr. Farrell options to purchase 300,000 shares of Common Stock for ten years. The options will have an exercise price of the fair market value of the Common Stock as of December 31, 1998 or $0.6875.

    o Other benefits: Mr. Farrell will also receive medical and life insurance and will be entitled to participate in the Company's 401(k) plan.

    The following table sets forth certain information with respect to the compensation paid and/or accrued to the President and the Chief Financial Officer of the Company for services rendered to the Company during the last three fiscal years. No other executive officer received annual compensation in excess of $100,000 in any of the three years ended December 31, 1998. This information includes the dollar value of base salaries, bonuses, awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION


                                         Salary     Bonus     Other Annual
Name and Principal Position     Year       ($)       ($)    Compensation ($)
---------------------------     ----     ------     -----   ----------------

Michael F. Daniels              1998    $326,385    $--        $ 34,573(1)
 President                      1997     336,519     --         181,653(1)
                                1996     273,077     --         258,619(1)

William J. Vargas               1998     123,417     --            --
 CFO & Secretary                1997     128,871     --            --
                                1996     115,341     --            --


                             LONG TERM COMPENSATION
                                     AWARDS

                                     Restricted    Securities      All Other
                                        Stock      Underlying     Other Annual
Name and Principal Position   Year     Awards     Options/SARs  Compensation ($)
---------------------------   ----   ----------   ------------  ----------------


Michael F. Daniels            1998       --        200,000(3)     $ 34,573(1)
 President                    1997       --           --  (3)      181,653(1)
                              1996       --         62,500(3)      258,619(1)

William J. Vargas             1998       --         77,500(3)         --
 CFO & Secretary              1997       --           --  (3)         --
                              1996       --         17,500(3)         --

--------------
(1) Consists of commission income based upon realization of excess residual values related to leases entered into prior to May 15, 1993.

(2) Represents Company matching contribution to 401(k) Profit Sharing Plan.

(3) In January of 1997, August of 1997 and January 1998, Messrs. Daniels and Vargas were granted stock options to purchase an aggregate of 404,000 shares and 163,750 shares respectively. On December 8, 1997, Messrs. Daniels and Vargas voluntarily rescinded their respective 1997 option grants, together with all grants received prior thereto, with the exception of 14,531 stock options received by Mr. Daniels in 1993. In October 1998, Messrs. Daniels and Vargas voluntarily rescinded their respective 1998 option grants, to the extent that had not been exercised, except for 2,500 stock options received by Mr. Vargas. Messrs. Daniels and Vargas received no compensation for such rescissions. All share amounts have been retroactively adjusted to reflect the one-for-four reverse stock split that was effective September 15, 1998.

    The following table discloses for the President and the Chief Financial Officer each stock option grant in the last fiscal year as a percentage of total options granted to Employees in such fiscal year.

                        Number of    Percent of Total
                        Securities     Options/SAR's
                        Underlying      Granted to      Exercise
                       Option/SAR's    Employees In      or Base     Expiration
Name                    Granted (#)    Fiscal Year     Price ($/Sh)     Date
------------------     ------------  ----------------  ------------  ----------
Michael F. Daniels      200,000(1)        40.7%           $0.10       1/30/03
William J. Vargas        77,500(1)        15.8%           $0.10       1/30/03

-------------
(1) In October, 1998, Messrs. Daniels and Vargas voluntarily rescinded any stock option grants made in 1998, to the extent that they had not been exercised, with the exception of 2,500 stock option grants made to Mr. Vargas.

    The following table discloses for the President and the Chief Financial Officer each stock option exercised in the last fiscal year and the value of all options at the end of the last fiscal year.



                                                  Number of          Value of
                                                  Securities       Unexercised
                                                  Underlying       In The-Money
                                                 Options/SAR's    Options/SAR's
                                                 At FY-END (#)    At FY-END ($)
                        Shares
                       Acquired       Value       Exercisable/     Exercisable/
Name                  On Exercise    Realized    Unexercisable    Unexercisable
------------------    -----------    --------    -------------    -------------
Michael F. Daniels      100,000      $53,000       14,531/--        $5,340/--
William J. Vargas        35,000      $18,550        2,500/--        $1,469/--

    The last sales price for the Common Stock on the Nasdaq SmallCap Market on December 31, 1998 was $0.6875.


                    SECURITY OWNERSHIP AND CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

    The following table sets forth, as of January 28, 1999, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Act of 1934) of shares of Common Stock of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and Directors as a group:


Name and Address of            Amount and Nature
Beneficial Owner (1)     of Beneficial Ownership (2)     Percentage of Class (3)
--------------------     ---------------------------     -----------------------

LEC Acquisition LLC              236,099 (4)                     16.7%
Michael F. Daniels               221,850 (5)                     15.7%
William J. Vargas                 46,500 (6)                      3.3%
Larry M. Segall                   58,844 (7)                      4.2%
L. Derrick Ashcroft               38,650 (8)                      2.7%
Richard D. Falcone                13,500 (9)                      1.0%
All Directors and
 Executive Officers as
 a Group (6 persons)             379,344                         26.9%

(1) The address for all individuals identified herein is 6540 S. Pecos Road, Suite 103, Las Vegas, Nevada 89120.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or upon the conversion of convertible securities, provided, however, that the shares into which the 6% Convertible Debentures may be converted into, that are subject to this vote, are not included. See Note (4). Each beneficial owner's percentage ownership is determined by assuming that options or warrants or shares of Series A Convertible Preferred Stock that are held by such person, other than the holders of the 6% Convertible Debentures, (but not those held by any other person) and which are exercisable or convertible within 60 days from January 28, 1999 have been exercised or converted.

(3) Based on 1,410,356 shares of Common Stock outstanding as of January 28,
    1999.

(4) Does not include the 4,763,901 shares issuable to the holders of the 6% Convertible Debentures upon conversion, depending upon shareholder approval at this Special Meeting.

(5) Includes options to purchase 14,531 shares of common stock granted to Mr. Daniels which are currently exercisable.

(6) Includes options to purchase 2,500 shares of common stock granted to Mr. Vargas which are currently exercisable.

(7) Includes options to purchase 5,000 shares of common stock granted to Mr. Segall which are currently exercisable.

(8) Includes options to purchase 5,000 shares of common stock granted to Mr. Ashcroft which are currently exercisable.

(9) Includes options to purchase 10,000 shares of common stock granted to Mr. Falcone which are currently exercisable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
 PROPOSAL 1.

    PROPOSAL 2: AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO GOLF ENTERTAINMENT, INC.

    The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Golf Entertainment, Inc." The Board of Directors believes that the current name of the Company, LEC Technologies, Inc., too closely identifies the Company with its computer leasing segment and does not reflect the planned golf and leisure parts of the Company's business. See "The Company's Plans in the Golf and Leisure Time Industry." Therefore, the Board of Directors believes that a change of the Company's name will enable the public to identify the Company's core business.

    If the proposed Amendment is approved, Article First of the Company's Certificate of Incorporation will be amended to read in its entirety as follows:

    First: The name of the corporation is Golf Entertainment, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
 PROPOSAL 2.

                                  OTHER MATTERS

    The Board of Directors is not aware of any business to be presented at the Special Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Special Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

    The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Special Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

    A proposal to be included in the proxy statement or proxy for the Company's next Annual Meeting of Stockholders will be submitted timely only if the proposal has been received at the Company's principal executive office no later than February 12, 1999. For proposals to be included in the proxy for this Special Meeting, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for this meeting is made.

                              AVAILABLE INFORMATION

    Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by Stockholders (including beneficial owners of the Company's Common Stock) upon written request to Michael F. Daniels, the Company's President, 6540 South Pecos Road, Suite 103, Las Vegas, Nevada 89120, or on the Commission's web site at http://www.sec.gov.

                                          By order of the Board of Directors,



                                          Ronald G. Farrell, Chairman and
                                           Chief Executive Officer

Las Vegas, Nevada
January 29, 1999